SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 27, 2003

PAVILION BANCORP, INC.
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-30521 (Commission File Number)	38-3088340 (IRS Employer Identification no.)

135 East Maumee Street Adrian, Michigan (Address of principal executive office)		49221 (Zip Code)

Registrant's telephone number, including area code: (517) 265-5144

Item 9.        Regulation FD Disclosure.

        On February 27, 2003, Bank of Lenawee, a subsidiary of Pavilion Bancorp, Inc., issued a press release announcing appointment of Richard J. DeVries as the new President and Chief Executive Officer of Bank of Lenawee effective April 1, 2003.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 27, 2003	PAVILION BANCORP, INC. (Registrant)
	By:	/s/ Loren V. Happel Loren V. Happel Chief Financial Officer

EXHIBIT INDEX

99.1            Bank of Lenawee Press Release Dated February 26, 2003.

EXHIBIT 99.1

PRESS RELEASE

News For:	Bank of Lenawee 135 E. Maumee St. Adrian, MI 49221
Contact:	Karla K. Stanton, Marketing Officer (517) 266-5042
Date:	February 26, 2003

For Immediate Publication:

        The Bank of Lenawee is pleased to announce that Richard J. DeVries has accepted the position of President and Chief Executive Officer. With over 20 years of banking experience, Mr. DeVries will join the organization on April 1, 2003. He plans to begin functioning full-time as President and CEO in early-July following the completion of a 3-year mission in Oakland, California, for the Church of Jesus Christ of Latter Day Saints.

        Mr. DeVries’ strong community banking background includes previously serving as Community President of Citizens Bank in Ypsilanti, Michigan. In that role, he significantly increased the bank’s market share and profitability.

        His other banking experience includes working both as President and as Senior Vice President of Commercial and Retail Banking at Bank One in Ypsilanti; Vice President of Commercial Banking at Norwest Bank in Minneapolis, Minnesota, and New York, New York; and Assistant Vice President of Commercial Banking at Interfirst Bank in Dallas, Texas, and New York, New York.

        Douglas L. Kapnick, Chairman of the Board for Pavilion Bancorp, said, “We had several outstanding candidates interested in the President and CEO position, but Rick stood out above the rest with the success he has experienced in the community banking industry. He brings an incredible amount of excitement to the organization, and we look forward to him sharing his energy with our employees and the Lenawee County community.”

        A dedicated community member, his involvement includes serving as a board member for the Washtenaw Development Council, the Washtenaw County American Red Cross, the Ypsilanti Downtown Development Authority, the Gilbert Residence, the Ypsilanti Area Events Council, the Washtenaw County Continuum of Care, the Washtenaw Community College Foundation and the Ypsilanti Choral Association. Mr. DeVries also has been very involved with the Washtenaw United Way. He has chaired the Ypsilanti Area Chamber of Commerce and served as a co-founder of the Washtenaw County Economic Club and Ypsilanti PRIDE.

        Mr. DeVries said, “The Bank of Lenawee is a wonderful community bank with an exciting future, and I am eager to help shape that future. Having grown up in St. Joseph, Michigan, my family is excited to move back to Michigan. With my past involvement in the Washtenaw County market, I look forward to the opportunity to assist the Bank of Washtenaw [Bank of Lenawee’s sister bank] as that organization continues to expand relationships in Washtenaw County.”

        Mr. DeVries has served as a guest instructor at the Robert M. Perry School of Banking at Central Michigan University. A graduate of Central Michigan University, Mr. DeVries and his family currently reside in Oakland, California, and will move to Adrian in the near future.

        Founded in 1869 and based in Adrian, Michigan, the Bank of Lenawee is an independent, community bank with eight offices and assets in excess of $240 million. Title sponsor for the Bank of Lenawee Grand Prix, a community project of Junior Achievement, the Bank of Lenawee is the only Michigan bank to operate a full-service mobile branch and a multi-county courier service, and one of the first banks in America to offer true Internet Banking to its customers. The bank provides comprehensive financial services throughout southeastern Michigan and northwestern Ohio.